EXHIBIT 3.1

                    AMENDMENTS TO ARTICLES OF INCORPORATION
                                       of
                               UNITED TRADING.COM
Pursuant to the provisions of the Nevada Revised Statutes, the undersigned Corporation adopts these articles of amendment to its Articles of Incorporation:

AMENDMENT  1

FIRST: ARTICLES I of the Articles of Incorporation as now filed is stricken in its entirety and the following Articles I substituted therefore as if it had been a part of the original Articles of Incorporation;

                                    ARTICLE I

The  complete  name  of  the  Corporation  is  Global Links Corp.

SECOND: This amendment to the Articles of Incorporation of the Corporation, has been duly adopted in accordance with the provisions of Section 78.385 and 78.390 of the Nevada Revised Statues. The number of shares outstanding at the time of adoption of this amendment was 7,225,000. An excess of 51% did vote in favor of this amendment. The number voting against was zero.

THIRD: ARTICLE IV of the Articles of Incorporation as now filed is stricken in its entirety, and the following Article IV substituted therefore as if it had been a part of the original Articles of Incorporation.

                                   ARTICLE IV
THIRD: ARTICLE IV of the Articles of Incorporation as now filed is stricken in its entirety, and the following Article IV substituted therefore as if it had been a part of the original Articles of Incorporation.

ARTICLE IV   Capital Stock

The aggregate number of shares of all classes of capital stock that this corporation shall have authority to issue is 550,000,000 shares, 500,000,000 of which shall be of a class designated as common stock (the Common Stock) with a par value of One Tenth of a Cent ($0.001) per share, and 50,000,000 shares of which shall be of a class designated as preferred stock (the Preferred Stock) with a par value of One Tenth of a Cent (0.001) per share. The board of directors shall have the authority, without any further approval of the shareholders, a) to establish the relative rights, preferences and limitations of any class of common or preferred stock and b) to decrease the number of issued and outstanding shares of a class or series held by each stockholder of record at the effective date and time of the change without correspondingly decreasing the number of authorized shares of the same class or series. Cumulative voting shall not prevail in any election by the stockholders of this corporation. No stockholder shall have preemptive rights to acquire the corporations unissued shares and any and all such existing preemptive rights shall be extinguished.

FOURTH: This amendment to the Articles of Incorporation, of the Corporation, has been duly adopted in accordance with the provisions of Section 78.385 and 78.390 of the Nevada Revised Statues. The number of shares outstanding at the time of adoption of this amendment was 7,225,000. An excess of 51% did vote in favor of this amendment. The number voting against was zero.

FIFTH: the date of adoption of these amendment by the shareholders of this corporation is November 1, 2002.

This amendment to become effective upon the date of filing of this amendment in the office of the Secretary of State.

INWITNESS WHEREOF the undersigned, the President and Secretary of the Corporation, have executed this Amendment to the Articles of Incorporation this 1st day of November, 2002.




  S/James G. Brewer                            s/James L. Hancock
---------------------------                   ---------------------------------
James G. Brewer, President                    James L Hancock, Acting Secretary

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SECRETARY'S  AFFIDAVIT  OF  MAILING  OF  CALLED  MEETING  NOTICE

State  of  California     )
                )  ss:
County  of  Orange     )

James G. Brewer, being duly sworn, on oath deposes and says that he is the Acting secretary of United Trading.Com a corporation organized and existing under the laws of the State of Nevada, ;having principal offices in the State of California, and that beginning on or about December 11, 2002, he caused notice of an action by Written Consent of a Majority of the Outstanding Common Shares of the Company taken on or about November 1, 2002, a copy of which is hereto attached and is hereby made a part of this affidavit, to be deposited in the United States Post Office at the City of Newport Beach, CA, in a sealed envelope, postage paid, duly addressed to each stockholder of record of the Corporation at his last-known post office address as the same appeared on the books of the Corporation.




December 11, 2002                               s/James G. Brewer
                                              ----------------------------------
                                              James G. Brewer,  Acting Secretary



State  of  California     )
                )  ss:
County  of  Orange     )


On this 11th  day of December , 2002 before me , a Notary Public in and for said
       ------       ----------
County and State, personally appeared James G. Brewer, known to me to be the person whose name is subscribed to the foregoing instrument who duly acknowledged to me that he executed the same for the purpose therein mentioned.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal in said County and State this 11th day of December , 2002.
                  -----        ---------
                              My  commission  expires: 03-23-06
                                                      --------------------------

Donna L Hokanson
Comm. # 1347930
Notary Public - California
Orange County
My Com. Expries Mar. 23, 2006


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